Exhibit 99.2

Letter from Kunal Kapoor Dear Morningstar colleagues, soon-to-be colleagues at DBRS, partners, and shareholders, I am pleased to share with you that this morning we announced our agreement to acquire DBRS, the world’s fourth-largest credit ratings agency, for $669 million. It is Morningstar’s largest acquisition to date and a strong signal of our intent to develop a fintech ratings agency known for its robust analysis, technological innovation, and commitment to empowering investor success. To everyone at DBRS, we are excited about joining together to improve the fixed-income ratings experience for both issuers and investors. We have watched admiringly as you have strengthened your influence and, much like Morningstar, brought a tradition of independence and transparency to an opaque corner of the financial markets. We’re going to get along well. We have a history of emphasizing organic growth, and when we pursue acquisitions, the bar is high. We see great potential in joining forces with DBRS, and I believe that this is the best investment we can make on behalf of our stakeholders at this time. Mission and Culture We are a mission-driven firm with a unique culture that prizes transparency, independence, and long-term thinking. When we make acquisitions, we start by getting comfortable with the cultural fit and evaluating whether any potential partner can embrace our mission of empowering investor success. In DBRS, we see a like-minded organization with great people who share our commitment to serve the entire spectrum of the fixed-income investment community—from the issuer seeking ratings to the advisor selecting the most suitable fixed-income instruments for a client’s portfolio to the individual investor curious about bonds. Despite bonds being an important part of a well-diversified portfolio, the size and complexity of the fixed-income universe can be especially challenging for advisors and individual investors to navigate and comprehend. Together, DBRS and Morningstar will stand ready to serve as guides. And we’ll do so with the transparency, independence, and long-term thinking that earns trust from all investors. We also seek firms where key managers will see us as a partner of choice and want to continue building their careers with us. Just as others who have come to Morningstar by way of acquisition Morningstar, Inc. May 29, 2019 1

Letter from Kunal Kapoor have gone on to build long and successful careers with us, we’re confident that DBRS employees will do the same. Transparency, innovation, and responsiveness are the cornerstones of a differentiated approach that we believe will resonate with clients seeking alternatives. DBRS has adopted similar strategies as part of its own growth plans. Our combined opportunity to fulfill investor desire for full transparency into the credit ratings process is undoubtedly made possible by technological innovation. We’re well positioned to leverage technology to provide fast and comprehensive surveillance of existing ratings and markets, including for private companies, and we’re delving into the use of transformative approaches such as blockchain in the asset origination and bond issuance process. We’re also looking forward to additional collaboration between our credit ratings team and another one of our partners, Sustainalytics, to provide opinions on green bonds and environmental, social, and governance (ESG) risks among bond issuers. With ESG investing gaining traction across the globe, we believe this will be a differentiating factor that will take on increasing relevance over the long run. It’s exciting to think about how, together, our thought leadership and innovation can shake up this industry. Capital Allocation The acquisition of DBRS represents a unique opportunity to allocate capital in pursuit of a terrific growth market with high future cash flow potential. For some time now, we’ve identified Morningstar Credit Ratings (MCR) as a key investment area with outsized growth potential underpinned by a large, growing, global market. We entered the credit ratings market in 2009, acquired Realpoint in 2010, and accomplished much along the way, including establishing our status as a Nationally Recognized Statistical Rating Organization (NRSRO), developing top talent, improving our market position in esoteric asset classes, and opening our state-of-the-art MCR headquarters in New York City at 4 World Trade Center. Today, we estimate a total addressable market of $8 billion in global credit ratings, which has grown at a compounded annual growth rate of approximately 7% over the past 10 years. While low interest rates continue to support corporate borrowing demand, the secular growth story here is also a good one. Bond issuances have increasingly displaced bank loans in the U.S. and Europe, and ratings activity hasn’t kept pace with the proliferation of new structured product categories, particularly in esoteric asset-backed securities, where we believe we can improve transparency. Morningstar, Inc. May 29, 2019 2

Letter from Kunal Kapoor Plus, DBRS has already created a highly profitable, cash-flow-generative business. We will use this cash flow to invest back in the business and build a compelling alternative to the competition. Global Growth DBRS’s well-known, well-respected business in Canada has a wide economic moat, and we’re also excited about our combined prospects in the U.S. and Europe. Given the scarcity of great assets in the credit ratings industry, we moved quickly to secure one that dovetailed with our own ambitions. DBRS’s wide-moat Canadian franchise embodies a storied brand, high switching costs, and long-term relationships with customers in key markets. Outside of Canada, DBRS also has strong positions in the U.S. and Europe in structured products. Furthermore, DBRS’s European business possesses regulatory approvals that are difficult to obtain, accelerating our existing plans for geographic expansion in the space. Replicating these competitive advantages on our own would have been costly and time consuming. Composition of the Combined Entity DBRS ended fiscal 2018 with $167 million1 USD in revenue, as compared with MCR’s 2018 revenue of $36 million. On a preliminary pro forma basis, assuming we owned the entity as of December 31, 2018, revenue from credit ratings would have represented approximately 17% of Morningstar’s total revenue. Morningstar Revenue Compostion Morningstar + DBRS Proforma Revenue* Credit Ratings 4% Credit Ratings 17% Morningstar Data Morningstar Direct Morningstar Investment Management PitchBook Morningstar Advisor Workstation Workplace Solutions Credit Ratings Other Products *Chart represents DBRS as a portion of Morningstar’s overall revenue on a preliminary historical pro forma basis, as if Morningstar owned the entity as of December 31, 2018. The proforma analysis factors in some estimated product overlap, which reduces the combined revenue by an immaterial amount. (1) Revenue translated to USD from CAD using an average exchange rate of 0.76372 for the period of November 30, 2017 to November 30, 2018. Morningstar, Inc. May 29, 2019 3

Letter from Kunal Kapoor The addition of DBRS increases the portion of Morningstar’s revenue that is transactional, or non-recurring, in nature and heightens the influence of new-issue market conditions on our financial performance. However, the combination gives us greater ability to build scale and diversification in credit ratings across markets and asset classes. This strengthens our ability to compete and capitalize on the meaningful long-term opportunity in the market. In the U.S., DBRS and Morningstar will have an established and growing presence. DBRS’s leadership in asset-backed securities (ABS) and financial institution (FI) ratings will round out Morningstar’s fixed-income product portfolio in the U.S. market. Furthermore, the combination represents minimal product overlap in only four U.S. categories: commercial mortgage-backed securities (CMBS) single-asset/single-borrower; CMBS conduit; residential mortgage-backed securities (RMBS) agency; and RMBS non-qualified mortgage (Non-QM). Morningstar Credit Ratings DBRS Credit Ratings Morningstar + DBRS Credit Ratings US ABS US RMBS US CMBS US CDO/CLO US SFR US Corp/REIT US FI EU Corp/REIT EU ABS EU RMBS EU CMBS EU CDO/CLO EU FI CA Corp/REIT CA ABS CA RMBS CA CMBS CA CDO/CLO CA FI Chart combines DBRS’s 2018 deal counts with Morningstar’s to represent product portfolio diversity, as if Morningstar owned the entity in 2018. Morningstar, Inc. May 29, 2019 4

Letter from Kunal Kapoor DBRS’s presence in Europe and Canada further enhances our product diversity. For example, DBRS brings meaningful exposure in both corporate and ABS ratings in Canada and adds a well-balanced portfolio of ratings across asset classes in Europe. Since MCR’s revenue profile had been historically concentrated in the U.S., adding these product categories to the portfolio will also result in a broader revenue profile. Assuming Morningstar owned DBRS as of December 31, 2018, approximately 50% of the combined entity’s credit ratings revenue would have come from the U.S., 28% from Canada, and the remainder from Europe. Morningstar Credit Ratings DBRS Credit Ratings Morningstar + DBRS Credit Ratings United States Europe Canada Chart includes DBRS’s geographic revenue on a preliminary historical pro forma basis, as if Morningstar owned the entity as of December 31, 2018. Together, DBRS and Morningstar can fulfill growing demand for differentiated fixed-income data, research, and analytics, a powerful secular trend that could serve as the backbone for change in the industry. Despite increased calls for transparency since the financial crisis, we do not believe there has been adequate change to restore investor trust. Dominant competitors remain entrenched and fail to innovate on behalf of investors while delivering ratings in much the same manner as they had before the crisis. We are looking forward to welcoming the highly respected, seasoned, and global DBRS team to the Morningstar family. We expect they will be inspired by our own successful history of influencing change on behalf of issuers and investors. Together, we will pursue an attractive opportunity for growth that will translate first into a great outcome for issuers and investors, while also resulting in value creation for our broader stakeholder groups. Best regards, Kunal Morningstar, Inc. May 29, 2019 5